UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 5, 2022

CLEVELAND-CLIFFS INC.
(Exact name of registrant as specified in its charter)

Ohio	1-8944	34-1464672
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

200 Public Square,	Suite 3300,	Cleveland,	Ohio	44114-2315
(Address of Principal Executive Offices)				(Zip Code)
Registrant's telephone number, including area code: (216) 694-5700

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered:
Common Shares, par value $0.125 per share	CLF	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
As previously reported on a Current Report on Form 8-K filed on April 22, 2022 (the “Prior 8-K”), Maurice D. Harapiak has departed from his position as Executive Vice President, Human Resources & Chief Administration Officer of Cleveland-Cliffs Inc. (the “Company”). In connection with Mr. Harapiak’s termination of employment without cause, the Company and Mr. Harapiak entered into a separation and release agreement on May 5, 2022 (the “Separation Agreement”).
Under the Separation Agreement, in exchange for Mr. Harapiak's execution and non-revocation of the general release of claims contained in the Separation Agreement (the "Release") and compliance with certain other covenants, Mr. Harapiak will receive certain compensation and benefits, including: (1) $3,780,000 as a lump sum cash severance payment; (2) up to 36 months of taxable Company-paid premiums for continued health care insurance coverage for Mr. Harapiak and his family; (3) a prorated 2022 annual incentive award payment based on full-year actual results under the Company’s Executive Management Performance and Incentive Plan; (4) continued indemnification coverage; (5) vested benefits under the Company’s 2012 Non-Qualified Deferred Compensation Plan and Supplemental Retirement Benefit Plan; and (6) a cash payment of $45,000 for financial planning and advice, in particular regarding the Separation Agreement. The Separation Agreement includes customary two-year non-solicitation, two-year non-disclosure and non-disparagement undertakings by Mr. Harapiak.
As previously reported on the Prior 8-K, Mr. Harapiak will also receive, contingent on the Release, (1) accelerated vesting of 50,628 restricted stock units that were granted to him in 2020, plus (2) continued vesting of 50,628 target performance shares and a $374,000 target performance cash award that were granted to him in 2020 (to be earned from 0% to 200% pursuant to their terms on a non-pro-rated basis based on actual performance as if his employment did not terminate). Under the existing terms of his other outstanding equity and performance cash awards, Mr. Harapiak also will vest in a prorated portion of his 24,359 and 36,228 restricted stock units, 24,359 and 36,228 target performance shares, and $381,480 and $748,000 target performance cash awards that were granted in 2021 and 2022, respectively, in accordance with the original terms of the awards.

Item 9.01.	Financial Statements and Exhibits.

(d)Exhibits.
Exhibit Number	Description

101	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.
104	The cover page from this Current Report on Form 8-K, formatted as Inline XBRL.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEVELAND-CLIFFS INC.

Date:	May 6, 2022	By:	/s/ James D. Graham
		Name:	James D. Graham
		Title:	Executive Vice President, Human Resources, Chief Legal and Administrative Officer & Secretary
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